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                                                                    EXHIBIT 23.2


                         [MILLER AND LENTS LETTERHEAD]

                                August 23, 1999

Texas Permian Royalty Trust
500 Throckmorton Street
Fort Worth, Texas 76102

Cross Timbers Oil Company
810 Houston Street, Suite 2000
Fort Worth, Texas 76102
                                 Re: Securities and Exchange Commission
                                     Form S-1/S-3 Registration Statement
                                      Texas Permian Royalty Trust

Gentlemen:

   The firm of Miller and Lents, Ltd. consents to the incorporation of its estimated Proved Reserves, Future Net Revenues, and Present Values of Future Net Revenues in the Texas Permian Royalty Trust and Cross Timbers Oil Company Form S-1/S-3 Registration Statement and to references to our Firm in such registration statement.

   Miller and Lents, Ltd. has no interests in Texas Permian Royalty Trust or Cross Timbers Oil Company or any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee, or otherwise, connected with Texas Permian Royalty Trust or Cross Timbers Oil Company. We are not employed by Texas Permian Royalty Trust or Cross Timbers Oil Company on a contingent basis.

                                          Very truly yours,

                                          MILLER AND LENTS, LTD.

                                              /s/ Larry M. Gring
                                          By __________________________________
                                            Larry M. Gring
                                            Senior Vice President